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                                   Exhibit 7.1
                             JOINT FILING AGREEMENT

         The parties listed below agree that the Amendment No. 11 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: December 18, 2003

                                            AIMCO PROPERTIES, L.P.

                                            By: AIMCO-GP, INC.
                                               (General Partner)

                                            AIMCO-GP, INC.

                                            APARTMENT INVESTMENT AND
                                            MANAGEMENT COMPANY

                                            By: /s/ Patrick J. Foye
                                                ------------------------
                                                Executive Vice President
                                                of each of the foregoing
                                                entities